Exhibit 10.1


                    Confidential Materials omitted and filed
                   separately with the Securities and Exchange
                  Commission. Asterisks denote such omissions.

                        DEVELOPMENT AND LICENSE AGREEMENT

      This Development and License Agreement ("Agreement") dated as of 09-14-02 (the "Effective Date") is entered into by and between Senesco Technologies, Inc, a Delaware corporation with principal offices at 303 George Street, Suite 420, New Brunswick, NJ 08901 ("STI") and Cal/West Seeds, a California corporation with principal offices at 41970 E. Main Street, Woodland, CA 95776 ("Cal/West").

                                    RECITALS

      WHEREAS, STI owns and controls technology, know-how and United States and foreign patent applications concerning methods for controlling plant senescence involving altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence;

      WHEREAS,  Cal/West is a company in the business of forage seeds, oilseeds,
and  dichondra   with  expertise  in  research  and   development,   production,
conditioning and shipping, and marketing that is global in scope;

      WHEREAS, STI desires to provide Cal/West with access to STI Technology to enable STI and Cal/West to develop Licensed Products in the Field, and STI desires to grant to Cal/West a license under the STI Patents to commercialize Licensed Products in the Field; and

     WHEREAS, Cal/West desires to have access to STI Technology in the Field and to acquire a license under the STI Patents to commercialize Licensed Products in the Field;

      NOW  THEREFORE,  in   consideration  of  the  premises  and  the  faithful
performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following defined terms shall have the respective meanings set forth below:

1.1   "Field" means the plant species and types as set forth in Appendix A.

1.2 "Licensed Product" means any product developed pursuant to this Agreement within the Field, including the particular plant species and types listed in Appendix A.

1.3 "STI Patents" means (i) all pending (as of the Effective Date of this Agreement) U.S. and foreign patent applications owned or controlled by STI or its Affiliates pertaining to controlling senescence, including original applications, provisionals, divisions, continuations, continuations in part, extensions, PCT applications, renewals, reissues, or reexamination applications or supplemental prosecution certificates, including, but not limited to, all applications listed in Appendix B; (ii) all U.S. and foreign patents that have issued or will issue from any application identified in Section (i) of this paragraph; and (iii) all U.S. and foreign applications that claim priority in any way from any application or patent identified in subparagraphs (i) or (ii) of this paragraph.

1.4 "STI Confidential Information" means any information disclosed by STI to Cal/West, including all business, technical and other information, whether disclosed in writing, orally or in any other form, tangible or intangible, including but not limited to: information concerning inventions (including patent applications and related documents), discoveries, techniques, processes, designs, biological materials, specifications, algorithms, data, finances and plans, customer lists, business plans, contracts, marketing plans, production plans, distribution plans, system implementations plans, business concepts, supplier information, business procedures, business operations; all know-how and trade secrets; and all other unpublished copyrightable material. Confidential Information does not include information which:

      (i) is known to Cal/West prior to the time of disclosure by the STI, as evidenced by contemporaneous dated written records;

      (ii) is received by Cal/West from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without the information having been solicited or obtained by any use of the Confidential Information;

      (iii) STI gives written consent for disclosure to a third party; or

      (iv) is subsequently and independently developed by Cal/West without use of the Confidential Information and by persons who have not had access to the Confidential Information, as evidenced by contemporaneous dated written records.

1.5 "STI Technology" means the STI Patents, STI Confidential Information, and all STI know-how, materials, information and methods (whether developed by STI or acquired from a third party), including, but not limited to methods for controlling plant senescence involving altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence.

1.6 "STI Development" means any improvement or development, whether or not patentable or protectable as a trade secret, relating to or deriving from the STI Technology, made by STI and/or Cal/West, pursuant to and during the term of this Agreement, including all patents and patent applications to be filed relating to any such improvements or developments.

1.7   "Territory" means worldwide.

1.8 "Timeline" means the product development timetable for STI and Cal/West development of technology relating to Licensed Products in the Field, as set forth in Appendix C.

2.    LICENSE GRANT

2.1 STI grants Cal/West an exclusive license in the Field and in the Territory to make, have made, use, sell, and offer to sell Licensed Products within the scope of the STI Patents.

2.2 [**] in the Field and in the Territory to sell and offer to sell Licensed Products within the scope of the STI Patents. Cal/West shall not receive [**] under this Agreement without the express written consent of STI.

2.3 [**] in the Field [**] the terms and conditions of the Agreement [**] requires prior written consent of STI which will not unduly withhold such consent. [**] would be [**].

2.4 STI grants Cal/West an option until January 1, 2004, to add [**] to the Field defined in Appendix A. To exercise its option, Cal/West shall notify Senesco in writing prior to the expiration of the option period. Cal/West shall include with said notification an option fee of $[**] payable to STI for each option exercised.

2.5 Cal/West grants STI a nonexclusive license in the Field to any Cal/West technology necessary for the development of Licensed Products under this Agreement.

3.    TERM

      This Agreement is effective as of the Effective Date, and shall continue until the last to expire of the STI Patents unless earlier terminated pursuant to Article 13, below or extended by mutual written agreement of the parties.

4.    PRODUCT DEVELOPMENT

4.1 STI agrees to carry out its development obligations in each of the Phases as set forth in the Timeline attached hereto as Appendix C.

4.2 Cal/West agrees to carry out its development obligations in each of the Phases as set forth in the Timeline attached hereto as Appendix C.

4.3 STI agrees during the term of this agreement to provide Cal/West access to the STI Technology, pursuant to the terms set forth herein.

4.4 STI shall provide technical support to Cal/West, as necessary to enable Cal/West to meet its development obligations as set forth in the Timeline attached hereto as Appendix C. STI technical support shall be provided [**] Cal/West or STI [**]

4.5   Cal/West  shall  be  responsible,  and  STI  shall  fully  cooperate  with
      Cal/West,  to  obtain  any  required  state,  federal,   national,  or
      international approval needed  to carry out the  terms of this  Agreement.

5.    PATENTS, PATENT APPLICATIONS AND PATENT ENFORCEMENT

5.1 Cal/West acknowledges that all the STI Technology is and shall remain the property of STI, and except as provided herein, all right, title and interest in the STI Technology is and shall remain with STI.

5.2 Cal/West and STI agree that all STI Developments are and shall remain the property of STI, and except as provided herein, all right, title and interest in the STI Developments is and shall remain with STI. Cal/West assigns all patentable inventions relating to any STI Development to STI and agrees to execute all documents, provide all information and materials (including any biological materials necessary for deposit) and do all acts, at STI's sole expense, necessary to perfect and maintain STI's rights to all patentable STI Developments.

5.3 STI shall retain the sole right to prosecute and maintain any and all patents and patent applications relating to STI Technology and STI Developments in its sole and absolute discretion.

5.4 STI shall have sole and absolute discretion over whether to bring any claims at their own expense for patent infringement under the STI Patents, shall have complete control of any such suits, laims or counterclaims it asserts, and shall retain [**] in such cases. In the event STI declines to enforce the STI Patents in the Field, and STI gives written consent to Cal/West, Cal/West may enforce the STI Patents in the Field against a Third Party. Should Cal/West bear [**], Cal/West will receive [**] Cal/West will [**]. Should the Parties agree to split the expenses of enforcing a claim, then any damages received will [**] and any amounts received over the expenses will be [**]

6.    BENCHMARK PAYMENTS TO STI

6.1   Cal/West shall make the following payments to STI:

      (i)   $10,000 in U.S. dollars to STI upon execution of this Agreement;

      (ii)  $[**] in U.S.  dollars  at the end of [Phase I];

      (iii) $[**] in U.S. dollars at the end of [Phase II]; and

      (iv)  $[**] in U.S. dollars at the end of [Phase III].

Benchmark payments listed in subparagraphs (ii), (iii), and (iv) above are associated with completion of each of the Phases as set forth in the Timeline attached hereto as Appendix C.

7.    ROYALTIES

7.1 Upon commercialization by Cal/West or any of Cal/West's sublicensees of any Licensed Products within the Field, Cal/West shall make royalty payments to STI.

7.2 Cal/West agrees to pay to STI a royalty based on the following accumulative volume pricing schedule:

                            ACCUMULATIVE VOLUME (LBS)

   From                          To                        Royalty/lb
 -------------------------------------------------------------------------------
   [**]                          [**]                      $[**]
   [**]                          [**]                      $[**]
   [**]                          [**]                      $[**]
   [**]                          [**]                      $[**]
   [**]                          [**]                      $[**]
-------------------------------------------------------------------------------

      The royalty is deemed earned as of [**]. The same accumulative volume pricing schedule will apply separately to sales made by [**].

7.3 Royalties shall be paid in U.S. dollars with one annual payment made on or before June 30th of each year for the previous years activities. All royalties owing in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation -- value of Foreign currencies on the date preceding the payment.

7.4 Royalty payments shall be accompanied by a royalty report. A full accounting showing how any amounts owing to STI have been calculated shall be submitted to STI on the date of each such royalty payment. Such reporting shall be on a per-country basis with accounting on a Cal/West product ID (product line) basis and customers identified on an alpha or numeric basis but not by company name. In the event no payment is owed to STI, a statement setting forth that fact shall be supplied to STI.

8.    RECORDKEEPING

8.1 STI shall have a right to conduct an audit of Cal/West's books and records upon thirty (30) days notice.

8.2 Cal/West shall keep books and records sufficient to verify the accuracy and completeness of Cal/West's accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Licensed Products or their manufacture. Such books and records shall be preserved for a period of not less than six years after they are created during and after the term of this Agreement.

8.3 Cal/West shall take all steps necessary so that STI may within thirty days of its request review and copy all books and records at Cal/West's registered office to verify the accuracy of Cal/West's accounting. Such review shall be performed by a mutually agreed upon independent auditor upon reasonable notice and during regular business hours. Such review shall be conducted at STI's expense.

8.4 If a royalty payment deficiency is determined, Cal/West shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts.

8.5 If a royalty payment deficiency for a calendar year exceeds [**] percent ([**]%) of the royalties paid for that year, then Cal/West shall be responsible for paying STI's out-of-pocket expense incurred with respect to such review.

9.    NO COMPETE

      Other than products under development prior to the effective date of this Agreement, Cal/West agrees not to develop or commercialize any product through recombinant DNA technology that modifies plant senescence and would compete with a Licensed Product in the Field of this Agreement. In exchange for this non-compete agreement, STI agrees to grant Cal/West first right of refusal for new technologies within the Field. Products developed subsequent to the Effective Date of this Agreement using conventional plant breeding techniques are excluded from this non-compete agreement with the following exception. Cal/West agrees not to use information and know-how gained under this agreement to use conventional plant breeding techniques to develop varieties with modified senescence, substantially equivalent to STI technology, that would circumvent our responsibilities under this agreement.

10.   ASSIGNMENT

10.1 All rights granted under this Agreement are personal to Cal/West. Cal/West may not assign this Agreement or its rights or obligations hereunder.

10.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

11.   CONFIDENTIALITY

11.1 Cal/West agrees that it will respect the STI Confidential Information and treat it in the same manner as if it were its own Confidential Information. STI Confidential Information shall not be disclosed by Cal/West to any third person or entity or to the public except as provided herein.

11.2 STI shall designate its Confidential Information, when disclosed in writing, by stating that such information is confidential. When disclosed orally or visually, STI party shall use its best efforts to orally state that such information is considered confidential at the time of the disclosure, and shall use its best efforts to reduce to writing a notice regarding said confidentiality within thirty (30) days of such disclosure.

11.3 Cal/West agrees to treat and hold as confidential and not disclose to or provide access to any third person or entity or to the public any and all Confidential Information received pursuant to this Agreement and will cause its respective agents, representatives and employees to do likewise.

11.4 Cal/West shall use the STI Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the development of Licensed Products in the Field and any other purpose mutually agreeable to the parties.

11.5 Cal/West may disclose STI Confidential Information received, only to the extent it is required to do so pursuant to a final court order; provided, however, that Cal/West (i) promptly notifies STI upon its receipt of any pleading, discovery request, interrogatory, motion or other paper that requests or demands disclosure of the STI Confidential Information, (ii) opposes any request for disclosure, and that failing, seeks to have access and use limited by a protective order, and (iii) provides STI a reasonable opportunity to contest and assist in opposing any requirement of disclosure, to seek judicial protection against the disclosure and to have such disclosure as is required made under a protective secrecy order.

11.6 Cal/West agrees that, at any time upon the request of STI, Cal/West will return or destroy any materials containing STI Confidential Information (and destroy its notes and copies related thereto). If destroyed, Cal/West shall provide STI with written certification of destruction of the materials containing said STI Confidential Information, said certification to be signed by an officer of Cal/West.

11.7 Cal/West agrees that only those of its employees who need to know the STI Confidential Information will have access to same, and then only to the extent necessary to carry out their respective tasks. Cal/West agrees to be responsible for any use by its employees of the STI Confidential Information. Cal/West employees who will have access to STI Confidential Information have signed a confidentiality agreement as a condition of their employment, an example of which is shown in Appendix D as reference.

11.8 In the event Cal/West wishes to use a Third Party contractor or consultant and disclose to that contractor or consultant the STI Confidential Information, Cal/West shall, prior to disclosure, (i) secure written permission from STI (which shall not be unreasonably withheld) and (ii) secure from the Third Party a signed undertaking in which the Third Party agrees to be bound to the terms of the Confidentiality provisions of this Agreement in accordance with this Section 11 as if he or she were a party hereto.

11.9 STI and Cal/West each agree not to disclose the terms of this Agreement other than as required by law to any regulatory or judicial body, or as necessary to potential investors or financiers (provided such potential investors or financiers are subject to confidentiality undertakings) without the express prior written consent of the other party, which consent shall not be unreasonably withheld. The parties, however, shall be permitted to prepare press releases disclosing the existence of the Agreement in accordance with the provisions of Paragraph 11.10.

11.10 Prior to issuing any reports, statements, press releases, publications, or other disclosures to third parties regarding this Agreement or the transactions contemplated herein, STI and Cal/West shall exchange copies of said disclosure at least ten (10) days in advance in the case of press releases and at least sixty (60) days in advance in the case of any other disclosures, and the parties shall consult with each other regarding the content of said disclosure. Except as otherwise required by law, neither STI nor Cal/West shall issue any such disclosure without the prior written approval of the other. This paragraph does not apply to disclosures necessary for filing documents with the U.S. Securities and Exchange Commission.

12.   REPRESENTATIONS AND WARRANTIES

12.1 STI represents to the best of its knowledge that it is legally entitled to disclose the STI Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the STI Confidential Information under this Agreement does in no event violate any right of any Third Party. No other warranties are made, whether express or implied, and STI expressly disclaims all other warranties concerning, including without limitation, merchantability, fitness for a particular purpose, and non-infringement.

12.2 STI warrants that it is the owner of the STI Patents set forth in Appendix B or otherwise has the rights to grant the licenses granted to Cal/West in this Agreement.

13.   DEFAULT AND TERMINATION

13.1 STI may terminate this Agreement upon sixty (60) days notice if Cal/West fails to materially fulfill or perform any one or more of its duties, obligations, or responsibilities pursuant to this Agreement and does not cure said failure within [**] days after receiving notice of said failure

13.2 Either party may terminate this agreement if the other party declares or petitions for bankruptcy, is the subject of a bankruptcy petition filed against it, makes an assignment for the benefit of creditors or seeks similar relief under state law, or becomes insolvent.

13.3 Cal/West may terminate this Agreement at any time by giving at least ninety (90) days written and unambiguous notice of such determination to STI.

13.4 Upon termination of this Agreement pursuant to this Section 13, (i) Cal/West shall cease to be licensed under the STI Patents; (ii) all moneys owed by Cal/West to STI shall become immediately due and payable; (iii) all STI Confidential Information exchanged pursuant to this Agreement shall be returned immediately to STI; (iv) neither party to this Agreement shall be responsible to the other for any damages arising from the termination of this Agreement, including any claim for lost or anticipated profits, expenditures, reliance, or other damages.

13.5 In the event that this Agreement is terminated by Cal/West, Cal/West shall pay to STI [**]% of next payment due during the development process, if any, under Section 6 of this Agreement and shall pay royalties earned up to the date of termination. In the event this Agreement is terminated, Cal/West, its customers, and its sublicensees shall have the right to sell existing inventories of Licensed Products until depleted with royalties due and payable according to Paragraph 7 of this Agreement.

14.   PATENT MARKING

      Cal/West shall insure that it and its sublicensee(s) apply patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Licensed Products subject to this Agreement.

15.   PRODUCT LIABILITY; CONDUCT OF BUSINESS

      Cal/West shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold STI and the inventors of the STI Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind (other than patent infringement claims and claims resulting from STI's own negligence or the negligence of the inventors of the Licensed patents) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Licensed Products arising from any right or obligation of Cal/West or any sublicensee hereunder. STI at all times reserves the right to select and retain counsel of its own to defend STI's interests.

16.   USE OF NAMES

      Cal/West and its sublicensee(s) shall not use STI's name, the name of any inventor of inventions governed by this Agreement in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.

17.   CHOICE OF LAW; CHOICE OF FORUM

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without reference to its choice of law principles. The state and federal courts in Southern District of New York shall have exclusive jurisdiction of any dispute arising under this Agreement.

18.   ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

18.1 This Agreement contains the entire understanding and agreement between STI and Cal/West with respect to the subject matter hereof, and supersedes all prior oral or written understandings and agreements relating thereto. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, (ii) contained in any prior existing written agreement between the parties, or (iii) duly set forth on or after the Effective Date of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

18.2 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Either party's acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.

19.   RELATIONSHIP OF THE PARTIES

      Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent or employee of the other. Neither party shall take any action that purports to bind the other.

20.   SEVERABILITY

      If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

21.   CONSTRUCTION

      This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

22.   HEADINGS

      The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

23.   NOTICES

      All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter "Notices") shall be in writing. Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof. Notices may also be transmitted by fax, provided that a confirmation copy is also sent by one of the above methods. Except as otherwise provided in this Agreement, Notices shall be effective upon dispatch. Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

      As to STI:

          Senesco Technologies, Inc.
          303 George Street, Suite 420
          New Brunswick, NJ 08901
          Facsimile: (732) 296-9292
          Attn: Sascha Fedyszyn, Vice President Corporate Development

      As to Cal/West:

          Cal/West Seeds
          P. O. Box 1428
          Woodland, CA 95776-1428
          Facsimile: (530) 666-0064
          Attn: Jonathan M. Reich, Executive Vice President

24.  SURVIVAL OF TERMS

      The obligations set forth in Sections 7, 8, 11, 13, and 15 shall survive the termination of this Agreement.

25.   APPENDICES

      All Appendices referenced herein are hereby made a part of this Agreement.


IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


SENESCO TECHNOLOGIES, INC.                      CAL/WEST SEEDS


By:     /s/ Sascha P. Fedyszyn                    By:   /s/ Jonathan M. Reich
        ------------------------                        ------------------------

Title:  Vice President, Corporate Development   Title:  Executive Vice President
        -------------------------------------           ------------------------

                                   APPENDIX A

                                FIELD OF LICENSE



               The Field of this License is alfalfa, Medicago species.

                                   APPENDIX B

                                   STI PATENTS

Lipase Applications:

[**]
Title: "DNA  Encoding  a Plant  Lipase,  Transgenic  Plants  and  a  Method  for
        Controlling Senescence in Plants"
Filed: February 14, 2000
[**]
[**]

[**]
Title: "DNA  Encoding  a  Plant  Lipase,  Transgenic  Plants  and a  Method  for
       Controlling Senescence in Plants"
Filed: July 5, 2000
[**]


[**]
Title: "DNA  Encoding  a  Plant  Lipase,  Transgenic  Plants  and a  Method  for
       Controlling Senescence in Plants"
Filed: June 19, 2001
[**]
[**]

DHS Applications:

[**]
Title: "DNA  Encoding  a  Plant   Deoxyhypusine  Synthase,  a  Plant  Eukaryotic
       Initiation Factor-5A, Transgenic Plants and a Method for Controlling Senescence Programmed Cell Death in Plants"
Filed: June 19, 2000
[**]

[**]
Title: "DNA   Encoding  a  Plant  Deoxyhypusine  Synthase,  a  Plant  Eukaryotic
       Initiation Factor-5A, Transgenic Plants and a Method for Controlling Senescence Programmed Cell Death in Plants"
Filed: July 6, 2000
[**]
[**]

[**]
Title: "DNA  Encoding  a  Plant  Deoxyhypusine  Synthase,  a  Plant   Eukaryotic
       Initiation Factor-5A Transgenic Plants and a Method for Controlling Senescence Programmed Cell Death in Plants"
Filed: November 29, 2000
[**]

[**]
Title: "DNA  Encoding  a  Plant  Deoxyhypusine  Synthase,  a  Plant  Eukaryotic
       Initiation Factor-5A, Transgenic Plants and a Method for Controlling Senescence Programmed Cell Death in Plants"
Filed: November 29, 2001
[**]

                                   APPENDIX C

                                    TIMELINE

PHASE I - DEFINED AS [**]

Transgenic plant(s) must be obtained using a [**], with subsequent verification that the event resulted from a [**], and that there are no [**] in the transgenic plant(s).

Duration of Phase I is expected to be from [**] to [**] following the Effective Date of this Agreement. Cal/West responsibilities will be for [**]. STI responsibility will be to provide technical expertise and know-how in the areas of [**].

PHASE II - DEFINED AS [**]

This phase includes [**].  It also includes [**].

Duration of Phase II is expected to be from [**] to [**] following completion of Phase I of this Agreement. Cal/West responsibilities will be for [**]. STI responsibility will be to provide technical expertise and know-how [**].

PHASE III - DEFINED AS [**].

This phase results in [**]. (We do not anticipate requirement to [**])

Duration of Phase III is expected to be from [**] to [**] following completion of Phase II of this Agreement. Cal/West responsibilities will be for [**]. STI responsibility will be to provide technical expertise and know-how [**].

                                   APPENDIX D

                            CONFIDENTIALITY AGREEMENT
                            -------------------------

1. The Parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of (his/her) duties hereunder, employee shall have access to and become acquainted with information concerning the operation of employer, including but not limited to plant breeding and research, data processing, sales, seed conditioning, seed analysis, operational techniques and production techniques, (without limitation, financial, personnel, sales, planning), and other information that is owned by the employer and regularly used in the operation of employer's business, and that this information constitutes employer's Trade Secrets.

2. Employee agrees that (he/she) shall not disclose any Trade Secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any time thereafter, except as is required in the course of (his/her) employment with employer.

3. Employee further agrees that all breeding materials, files, records, documents, equipment, and similar items relating to employer's business, whether prepared by employee or others, are and shall remain exclusively the property of employer and that they shall be removed from the premises of employer only with the express prior consent of employer's senior management.

4. Employee will not, without employer's prior consent, either during (his/her) employment by employer or for [**] after termination of that employment, directly or indirectly disclose to any third person any such confidential information or trade secrets.




 ---------------------------------       -----------------------------
 Cal/West Seeds Employee Signature       Witness Signature



 ---------------------------------       -----------------------------
 Date                                    Date